News Release

CONTACTS:

Company:	Investor Relations:
Karen T. Boyd	Deborah K. Pawlowski
Senior Vice President and Treasurer	Kei Advisors LLC
Phone: (229) 873-3837	Phone: (716) 843-3908
investorinfo@sgfc.com	dpawlowski@keiadvisors.com

For Immediate Release

Southwest Georgia Financial Corporation Reports 2017 Third Quarter Results

MOULTRIE, GEORGIA, October 24, 2017 -- Southwest Georgia Financial Corporation (the “Company”) (NYSE American: SGB), a full-service community bank holding company, today reported results of operations for the third quarter and nine months ended September 30, 2017. Comparisons are to prior-year periods unless otherwise noted.

“On a year-to-date basis we continue to trend higher than last year’s record earnings per share pace, despite the significant expenses incurred to migrate to our new core processing provider and our continued expansion into the Tifton market,” commented DeWitt Drew, President and CEO. “We will continue to invest in technology and systems to better serve our customer base and are looking forward to completing construction on our Tifton branch in early 2018. While overall credit quality is still solid, that is an area we will continue to focus on as we grow in both our legacy and new markets.”

Income Highlights

•	For the nine months ended September 30, 2017, net income was up 2% to $3.1 million, or $1.21 per diluted share. Average loans grew $35.8 million, driving strong growth in net interest income of $1.0 million, or 9%. However, increased overhead expenses mostly offset this growth due in large part to higher professional fees, migration to a new core processing provider, and personnel costs related to staffing the Company’s Tifton expansion and greater incentive based income.

•         For the quarter, net income decreased slightly to $952 thousand, or $0.37 per diluted share. Strong net interest income growth of $391 thousand, or 10%, was more than offset by a $329 thousand increase in noninterest expense and a decrease in noninterest income of $91 thousand, primarily within mortgage banking services income. Higher overhead expenses for the quarter were related to a mass reissue of debit cards, other system migration costs and increased salaries and employee benefits.

Balance Sheet Trends

•	Total assets grew 8% to $477.2 million, reflecting exceptional loan growth of $42.6 million, or 15%, to $329.8 million at period end.

•         Total deposits at September 30, 2017, were $384.8 million, up 6%, mostly due to an increase in money market and noninterest-bearing deposit accounts. Federal Home Loan Bank Advances were up $11.5 million at quarter-end as further funding for loan growth.

Capital Management

•	Book value per share grew 5% to $16.10.

•	The Company has a Total Risk-Based Capital Ratio of 13.87%, a Common Equity Tier 1 Capital Ratio of 12.90%, and a Leverage Capital Ratio of 9.00%, all measurably above the federal “well capitalized” standard.

•	In September 2017, the Company paid a quarterly cash dividend of $0.11 per common share. Southwest Georgia Financial Corporation or its predecessor, Southwest Georgia Bank, has paid cash dividends for
89 consecutive years.

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Webcast and Conference Call

The Company will host a conference call and webcast on Tuesday, October 24, 2017 at 1:00 p.m. ET. Management will review the financial and operating results for the third quarter of 2017, as well as the Company’s strategy and outlook. A question and answer session will follow the formal discussion.

The conference call can be accessed by calling (201) 689-8263. Alternatively, the webcast can be monitored at www.sgfc.com.

A telephonic replay will be available from 4:00 p.m. ET on the day of the teleconference until Tuesday, October 31, 2017. To listen to the archived call, dial (412) 317-6671 and enter conference ID number 13671694, or access the webcast replay at www.sgfc.com/investorrelations.cfm, where a transcript will be posted once available.

About Southwest Georgia Financial Corporation

Southwest Georgia Financial Corporation is a state-chartered bank holding company with approximately $477 million in assets headquartered in Moultrie, Georgia. Its primary subsidiary, Southwest Georgia Bank, offers comprehensive financial services to consumer, business, and government customers. The current banking facilities include the main office located in Colquitt County, branch offices located in Baker County, Worth County and Lowndes County, and a loan production office located in Tift County. In addition to conventional banking services, the Company provides investment planning and management, trust management, and commercial and individual insurance products. Insurance products and advice are provided by Southwest Georgia Insurance Services, which is located in Colquitt County. The Company routinely posts news and other important information on its website.

More information on Southwest Georgia Financial Corporation and Southwest Georgia Bank can be found at: www.sgfc.com.

SAFE HARBOR STATEMENT
This news release contains forward-looking statements, as defined by federal securities laws, including statements about the Company’s financial outlook. These statements are based on current expectations and are provided to assist in the understanding of future financial performance. Such performance involves risks and uncertainties that may cause actual results to differ materially from those expressed or implied in any such statements. Important factors that could cause actual results to differ materially from those contemplated today include a change in the Company’s capital structure, new or expanded regulatory requirements, the success of the Company’s growth strategy, customer preferences, the interest rate environment and other factors described in the Company’s filings with the Securities and Exchange Commission, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q under the sections entitled “Forward-Looking Statements” and “Risk Factors”. The Company undertakes no obligation to update any forward-looking statements as a result of new information, future events or otherwise, except as otherwise required by law.

Financial tables follow.

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SOUTHWEST GEORGIA FINANCIAL CORPORATION

CONSOLIDATED STATEMENT OF CONDITION

(Dollars in thousands except per share data)

	(Unaudited)	(Audited)	(Unaudited)
	September 30,	December 31,	September 30,
	2017	2016	2016
ASSETS
Cash and due from banks	$8,670	$7,700	$6,515
Interest-bearing deposits in banks	11,618	18,819	26,503
Certificates of deposit in other banks	1,985	0	0
Investment securities available for sale	54,947	53,566	45,338
Investment securities held to maturity	46,955	54,603	56,389
Federal Home Loan Bank stock, at cost	2,464	1,874	1,874
Loans, less unearned income and discount	329,820	292,524	287,226
Allowance for loan losses	(3,208)	(3,124)	(3,093)
Net loans	326,612	289,400	284,133
Premises and equipment	11,891	11,209	11,772
Bank properties held for sale	212	212	0
Foreclosed assets, net	904	127	127
Intangible assets	23	35	39
Bank owned life insurance	5,457	5,357	5,325
Other assets	5,481	5,599	5,015
Total assets	$477,219	$448,501	$443,030
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
NOW accounts	$29,078	$47,420	$32,983
Money market	116,769	95,659	97,975
Savings	30,982	29,007	30,834
Certificates of deposit $100,000 and over	41,207	43,235	35,393
Other time accounts	38,243	39,524	48,029
Total interest-bearing deposits	256,279	254,845	245,214
Noninterest-bearing deposits	128,477	116,648	119,042
Total deposits	384,756	371,493	364,256

Other borrowings	22,114	8,448	8,448
Long-term debt	24,771	26,029	26,886
Accounts payable and accrued liabilities	4,561	4,109	4,349
Total liabilities	436,202	410,079	403,939
Shareholders' equity:
Common stock - par value $1; 5,000,000 shares
authorized; 4,293,835 shares issued (*)	4,294	4,294	4,294
Additional paid-in capital	31,701	31,701	31,701
Retained earnings	32,583	30,333	29,612
Accumulated other comprehensive income	(1,441)	(1,786)	(402)
Total	67,137	64,542	65,205
Treasury stock - at cost (**)	(26,120)	(26,120)	(26,114)
Total shareholders' equity	41,017	38,422	39,091
Total liabilities and shareholders' equity	$477,219	$448,501	$443,030

* Common stock - shares outstanding	2,547,437	2,547,437	2,547,837
** Treasury stock - shares	1,746,398	1,746,398	1,745,998

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SOUTHWEST GEORGIA FINANCIAL CORPORATION

CONSOLIDATED INCOME STATEMENT (unaudited*)

(Dollars in thousands except per share data)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2017*	2016*	2017*	2016*
Interest income:
Interest and fees on loans	$4,170	$3,785	$11,996	$11,017
Interest and dividend on securities available for sale	326	243	996	793
Interest on securities held to maturity	290	332	916	1,022
Dividends on Federal Home Loan Bank stock	26	22	73	68
Interest on deposits in banks	35	26	125	65
Interest on certificates of deposit in other banks	12	0	23	0
Total interest income	4,859	4,408	14,129	12,965

Interest expense:
Interest on deposits	280	243	821	676
Interest on federal funds purchased	0	0	1	0
Interest on other borrowings	62	28	114	76
Interest on long-term debt	130	141	408	430
Total interest expense	472	412	1,344	1,182
Net interest income	4,387	3,996	12,785	11,783
Provision for loan losses	75	45	225	115
Net interest income after provision for losses on loans	4,312	3,951	12,560	11,668

Noninterest income:
Service charges on deposit accounts	260	277	787	808
Income from trust services	54	54	164	157
Income from retail brokerage services	84	90	281	258
Income from insurance services	347	310	1,158	1,124
Income from mortgage banking services	16	89	154	272
Net gain (loss) on the sale or disposition of assets	0	0	(9)	0
Net gain on the sale of securities	20	57	187	169
Other income	188	183	630	596
Total noninterest income	969	1,060	3,352	3,384

Noninterest expense:
Salary and employee benefits	2,335	2,222	6,953	6,575
Occupancy expense	290	297	845	864
Equipment expense	215	182	633	633
Data processing expense	375	350	1,146	1,004
Amortization of intangible assets	4	4	12	12
Other operating expense	849	684	2,348	2,059
Total noninterest expense	4,068	3,739	11,937	11,147

Income before income tax expense	1,213	1,272	3,975	3,905
Provision for income taxes	261	299	885	873
Net income	$952	$973	$3,090	$3,032

Net income per share, basic	$0.37	$0.38	$1.21	$1.19
Net income per share, diluted	$0.37	$0.38	$1.21	$1.19
Dividends paid per share	$0.11	$0.11	$0.33	$0.31
Basic weighted average shares outstanding	2,547,437	2,547,837	2,547,437	2,547,837
Diluted weighted average shares outstanding	2,547,437	2,547,837	2,547,437	2,547,837

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SOUTHWEST GEORGIA FINANCIAL CORPORATION

Financial Highlights

(Dollars in thousands except per share data)

At September 30	2017	2016
Assets	$477,219	$443,030
Loans, less unearned income & discount	$329,820	$287,226
Deposits	$384,756	$364,256
Shareholders' equity	$41,017	$39,091

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Performance Data & Ratios
Net income	$952	$973	$3,090	$3,032
Earnings per share, basic	$0.37	$0.38	$1.21	$1.19
Earnings per share, diluted	$0.37	$0.38	$1.21	$1.19
Dividends paid per share	$0.11	$0.11	$0.33	$0.31
Return on assets	0.81%	0.89%	0.88%	0.95%
Return on equity	9.26%	9.95%	10.27%	10.61%
Net interest margin (tax equivalent)	4.14%	4.12%	4.09%	4.20%
Dividend payout ratio	29.45%	28.81%	27.20%	26.05%
Efficiency ratio	73.21%	70.96%	71.23%	70.50%

Asset Quality Data & Ratios
Total nonperforming loans	$1,549	$352	$1,549	$352
Total nonperforming assets	$2,453	$479	$2,453	$479
Net loan charge offs	$(37)	$64	$142	$54
Reserve for loan losses to total loans	0.97%	1.08%	0.97%	1.08%
Nonperforming loans/total loans	0.47%	0.12%	0.47%	0.12%
Nonperforming assets/total assets	0.51%	0.11%	0.51%	0.11%
Net charge offs / average loans	(0.04)%	0.09%	0.06%	0.03%

Capital Ratios
Average common equity to average total assets	8.71%	8.97%	8.55%	8.99%
Common equity Tier 1 capital ratio	12.90%	13.18%	12.90%	13.18%
Tier 1 capital ratio	12.90%	13.18%	12.90%	13.18%
Tier 1 leverage ratio	9.00%	9.06%	9.00%	9.06%
Total risk based capital ratio	13.87%	14.21%	13.87%	14.21%
Book value per share	$16.10	$15.34	$16.10	$15.34
Tangible book value per share	$16.09	$15.33	$16.09	$15.33

Quarterly	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr
Averages	2017	2017	2017	2016	2016

Assets	$471,643	$469,201	$466,019	$452,865	$435,880
Loans, less unearned income & discount	$324,206	$312,848	$302,620	$291,573	$289,978
Deposits	$385,989	$390,268	$388,761	$374,346	$357,421
Equity	$41,089	$40,169	$39,054	$39,178	$39,110
Return on assets	0.81%	0.92%	0.91%	0.89%	0.89%
Return on equity	9.26%	10.69%	10.91%	10.23%	9.95%
Net income	$952	$1,074	$1,065	$1,002	$973
Net income per share, basic	$0.37	$0.42	$0.42	$0.39	$0.38
Net income per share, diluted	$0.37	$0.42	$0.42	$0.39	$0.38
Dividends paid per share	$0.11	$0.11	$0.11	$0.11	$0.11

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